Exhibit 99.1

Fifth Wall Acquisition Corp. III
Announces Pricing of $250 Million Initial Public Offering

LOS ANGELES, May 24, 2021 /PRNewswire/ -- Fifth Wall Acquisition Corp. III (the "Company" or "FWAC"), a special purpose acquisition company, today announced the pricing of its initial public offering of 25,000,000 Class A Ordinary Shares at a price of $10.00 per share. The shares will be listed on The Nasdaq Stock Market, LLC ("Nasdaq") and will begin trading on May 25, 2021, under the ticker symbol "FWAC". The offering is expected to close on May 27, 2021, subject to customary closing conditions.

Deutsche Bank Securities, Goldman Sachs & Co. LLC and BofA Securities are acting as joint book-running managers for the offering. The Company has granted the underwriters a 45-day option from the date of the final prospectus to purchase up to an additional 3,750,000 shares at the initial public offering price to cover over-allotments, if any.

A registration statement relating to the securities became effective on May 24, 2021. The offering is being made only by means of a prospectus, which forms a part of the registration statement. Copies of the prospectus may be obtained, when available, for free by visiting EDGAR on the Securities and Exchange Commission (the "SEC") website at www.sec.gov. Alternatively, copies may be obtained, when available, from Deutsche Bank Securities, Attention: Prospectus Group, 60 Wall Street, New York, NY 10005-2836, by email at prospectus.CPDG@db.com, or by telephone at (800) 503-4611; Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, or by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com; or BofA Securities, Attention: Prospectus Department, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, or by emailing dg.prospectus—requests@bofa.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Fifth Wall Acquisition Corp. III

Fifth Wall Acquisition Corp. III is a newly formed blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the "Business Combination"). While the Company may pursue an acquisition opportunity in any industry, sector or geographical location, it intends to focus on industries that complement its management team's background, and to capitalize on the ability of its management team to identify and acquire a technology business focusing on verticals of the real estate industry, as well as the adjacent industries that collectively make up the human-made environment that provides the setting for human activity, ranging in scale from buildings to cities and beyond, which the Company calls the "Built World." Fifth Wall Acquisition Corp. III expects to focus on “proptech” companies other than those serving the residential real estate industry.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements," including with respect to the initial public offering and search for a Business Combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the "Risk Factors" section of the Company's registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

FWAC Media Contacts:

Colleen Hsia / Rachel Rosenblatt

FWAC@fticonsulting.com